Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-3 of our reports dated February 23, 2018 relating to the financial statements of AV Homes, Inc. and the effectiveness of AV Homes, Inc.’s internal control over financial reporting. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona February 14, 2020